EXHIBIT 10.66

                                 PROMISSORY NOTE

$40,000                                                          August 21, 2000
                                                             Fremont, California

         For Value Received, Daryl Mossman ("Borrower") hereby unconditionally promises to pay to the order of SSE Telecom, Inc., a Delaware corporation ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of Forty Thousand Dollars ($40,000) (the "Loan").

         1. Principal Repayment. The outstanding principal amount of the Loan shall be fully due and payable on August 21, 2002 ("Maturity Date")

         2.       Accelerated Principal Repayment.

                  (a) Borrower may prepay the outstanding principal amount of the Loan at any time before the Maturity Date without penalty.

                  (b) In the event Borrower's relationship with the Lender, whether as an employee, director or consultant, terminates for any reason prior to payment in full of this Note the outstanding principal shall accelerate in full and such outstanding principal shall become immediately due and payable as of the date of the termination of such relationship.

         3. Place Of Payment. All amounts payable hereunder shall be payable at the office of Lender, 47823 Westinghouse Drive, Fremont, CA 94539, unless another place of payment shall be specified in writing by Lender.

         4. Default. Each of the following events shall be an "Event of Default" hereunder:

                  (a) Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or within five (5) business days thereafter;

                  (b) Borrower files any petition or action of relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

                  (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within twenty (20) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody of control of any property of Borrower.

                  Upon the occurrence of an Event of Default hereunder, all unpaid principal and other amounts owing hereunder, including all reasonable attorney's fees and court costs incurred by Lender in enforcing this Note shall, at the option of Lender, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law.

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         5. Waiver. Borrower waives presentment and demand of payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorney's fees, costs and other expenses

The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

         6. Costs. The holder hereof shall be entitled to recover and the undersigned agrees to pay when incurred all costs and expenses of collection of this Note, including without limitation, reasonable attorney's fees.

         7. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

         8. Tax. Borrower hereby agrees and authorizes Lender to withhold from payroll and any other amounts payable to the Borrower, any sums required to satisfy the federal, state, local, and foreign tax withholding obligations of the Lender which arise in connection with the Borrower's Note. Borrower recognizes that he should confer with the appropriate tax advisors regarding the reporting of this income.

         9. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

         10. Amendment. Any term of this Note may be amended or waived with the written consent of Borrower and Lender.


                    BOROWER DARYL MOSSMAN

                    By:_____________________________________

                    Print Name:______________________________




                    OFFICER OF LENDER

                    By:_____________________________________

                    Print Name:______________________________

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